Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718

Rite Aid Announces Increase in Tender Offer Price and Extension

CAMP HILL, Pa. (Oct. 29, 2019) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced that it has increased the offer price and extended the early tender premium for its previously announced cash tender offers (the “Tender Offers”) to purchase up to $100 million aggregate principal amount of its outstanding 7.70% Senior Notes due 2027 (“2027 Notes”) and 6.875% Senior Notes due 2028 (the “2028 Notes” and together with the 2027 Notes, the “Notes”).

Under the new terms of the Tender Offers, (i) the Total Consideration for each series of Notes has been increased to $667.50 in cash per $1,000 principal amount of Notes, as set forth in the table below, and (ii) the payment of the Early Tender Premium has been extended to 11:59 p.m., New York City time, on November 12, 2019. Accordingly, the Early Tender Time and the Expiration Time for the Tender Offers will now be the same.

			Dollars per $1,000 Principal Amount of Notes(1)
		Aggregate
		Principal
		Amount
Series of	CUSIP	Outstanding	Tender Offer	Early Tender	Total
Notes	Number/ISIN	(in millions)	Consideration	Premium	Consideration (2)
7.70% Senior Notes due 2027	767754AJ3 / US767754AJ35	$270.461	$617.50	$50	$667.50

6.875% Senior Notes due 2028	767754AR5 / US767754AR50 / U76659AF5 / USU76659AF59	$68.442	$617.50	$50	$667.50

(1)     Excludes accrued and unpaid interest on the Notes.

(2)     Includes the Early Tender Premium.

The Company also announced that the Tender Offer Consideration and Total Consideration set forth in the table above will not be further amended.

All other terms and conditions to the Tender Offers remain unchanged. Accordingly, the Withdrawal Deadline, which was 5:00 p.m., New York City time, on October 28, 2019, has passed and will not be extended. All Notes previously tendered will be eligible to receive the increased Total Consideration of $667.50 in cash per $1,000 principal amount of Notes.

With respect to any valid tender in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting retail broker a fee of $2.50 per $1,000 principal amount of such series of Notes, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of Notes tendered by any individual holder. The payment of such soliciting broker fee with respect to a series of Notes is subject to satisfaction of the conditions set forth in the Offer to Purchase.

The complete terms and conditions of the Tender Offers are set forth in Rite Aid’s Offer to Purchase dated October 15, 2019 (the “Offer to Purchase”), as amended by a Supplement to the Offer to Purchase dated October 29, 2019.

The Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain customary conditions described in the Offer to Purchase. However, the consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered.

The dealer manager for the Tender Offers is BofA Securities (the “Dealer Manager”). Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager at (toll-free) 888-292-0070 or (collect) 980-388-3646.

Global Bondholder Services Corporation is the Information and Depositary for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (866) 470-3900 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address:
https://www.gbsc-usa.com/riteaid/.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

Rite Aid Corporation, which generated fiscal 2019 annual revenue of $21.6 billion, is one of the nation's leading drugstore chains with 2,466 stores in 18 states and pharmacy benefit management (PBM) capabilities through EnvisionRxOptions and its affiliates. At Rite Aid, we have a personal interest in our customers’ health and wellness and deliver the products and services they need to lead healthier lives.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's competitive position and ability to realize its growth initiatives and operating efficiencies; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the transaction described herein as well as any future transactions, and any resulting charges or impact on our financial results; our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements rates and their efforts to limit access to payor networks, including through mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the inability to complete the sale of the remaining Rite Aid distribution centers and related assets to Walgreens Boots Alliance, Inc. due to failure to satisfy the minimal remaining conditions applicable only to the distribution centers being transferred at such distribution center closing; our ability to successfully execute and achieve benefits from our recent change in senior leadership; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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